                                                            EXHIBIT 99
                                                            ----------
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                           FORM 10-K


(Mark One)
[X]  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934
     For the fiscal year ended December 31, 1998

                               OR

[ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934
     For the transition period from ______ to _______

                  Commission File No. 333-59837

      HOUSEHOLD AUTOMOBILE REVOLVING TRUST I, SERIES 1998-1
     (Exact name of Registrant as specified in Department of the Treasury, Internal Revenue Service Form SS-4)


HOUSEHOLD FINANCE CORPORATION
(Master Servicer of the Trust)
(Exact name as specified in Master Servicer's charter)



            DELAWARE                   Not Applicable.
(State or other jurisdiction of       (I.R.S. Employer
incorporation of Master            Identification Number of
Servicer)                          Registrant)


 2700 SANDERS ROAD, PROSPECT HEIGHTS, ILLINOIS         60070
(Address of principal executive offices of           (Zip Code)
Master Servicer)


    Master Servicer's telephone number, including area code:
                         (847)564-5000


Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                         Yes   X            No

The aggregate principal amount of the Notes held by non-affiliates of the Master Servicer as of December 31, 1998 was approximately
$616.5 Million.
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INTRODUCTORY NOTE




     Household Auto Receivables Corporation (the "Seller") is the seller under the amended and restated Master Sale and Servicing Agreement (the "Agreement") dated as of November 1, 1998, by and among Household Automobile Revolving Trust I, as Issuer, the Seller, Household Finance Corporation, as Master Servicer (the "Master Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee"), with respect to the Series 1998-1 Notes (the "Notes").

     The Notes consist of eight classes of notes. Two classes are held by the Seller. As of December 31, 1998, the outstanding principal balance of the Series 1998-1 Notes was approximately $757,160,000 and the receivables held by the Issuer had an aggregate outstanding principal balance of approximately $834,117,000. A reserve account held for the benefit of the Noteholders had a balance of approximately $19,634,000. For the benefit of holders of the Class A-3 and Class A-4 Notes, the Issuer is party to an interest rate cap requiring the counterparty to make payments to the Issuer in the event LIBOR exceeds 6.5% The Master Servicer has prepared this Form 10-K on behalf of the Registrant in reliance upon various no-action letters issued by the Securities and Exchange Commission (the "Commission") to other trusts which are substantially similar to the Trust. Items designated herein as "Not Applicable" have been omitted as a result of this reliance.

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PART I


Item 1.   Business.

          Not Applicable.


Item 2.   Properties.

          Not Applicable.


Item 3.   Legal Proceedings.

          The Master Servicer is not aware of any material pending legal proceedings involving either the Registrant, the Trustee, the Seller or the Master Servicer with respect to the Notes or the Registrant's property.


Item 4.   Submission of Matters to a Vote of Security Holders.

          No vote or consent of the holders of the Noteholders (the "Noteholders") was solicited for any purpose during the year ended December 31, 1998.


PART II


Item 5.   Market for Registrant's Common Equity and Related
          Stockholder Matters.

          To the best knowledge of the Master Servicer, there is no established public trading market for the Notes. As of March 19, 1999, there were 4 Class A-1 Noteholders, 3 Class A-2 Noteholders, 12 Class A-3 Noteholders, 6 Class A-4 Noteholders, 1 Class A-5 Noteholder and 14 Class B-1 Noteholders, some of whom may be holding Notes for the accounts of others. The Class B-2 and Class C Notes, as well as the Series 1998-1 Certificate are held by the Seller.


Item 6.   Selected Financial Data.

          Not Applicable.


Item 7.   Management's Discussion and Analysis of Financial
          Condition and Results of Operations.

          Not Applicable.
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Item 8.   Financial Statements and Supplementary Data.

          Not Applicable.


Item 9.   Changes in and Disagreements with Accountants on
          Accounting and Financial Disclosure.

          None.




PART III


Item 10.  Directors and Executive Officers of the Registrant.

          Not Applicable.


Item 11.  Executive Compensation.

          Not Applicable.


Item 12.  Security Ownership of Certain Beneficial Owners and
          Management.

          The following table sets forth (i) the name and address of each entity which holds of record more than 5% of the outstanding principal amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or the Class B-1 Notes,
          (ii) the principal amount of Notes owned by each, and
          (iii) the percent that the principal amount of Notes owned represents of the outstanding principal amount.
          The information set forth in the table is based upon information obtained by the Master Servicer from the Trustee and from The Depository Trust Company as of March 19, 1999. The Master Servicer is not aware of any Schedules 13D or 13G filed with the Securities and Exchange Commission in respect of the Notes.

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
                                             Amount Owned

                                        All dollar amounts are
                                             in thousands

Name and Address                        Principal      Percent


Class A-1 Noteholders


Boston Safe Deposit and                 $ 24,870        17.84%
  Trust Company
c/o Mellon Bank N.A.
Three Mellon Bank Center
Pittsburgh, PA 15259

Chase Manhattan Bank, N.A.              $ 34,000        24.40%
4 New York Plaza - 13th Floor
New York, NY  10004

Suntrust Bank                           $ 80,000        57.40%
303 Peachtree St., 14th Floor
Atlanta, GA 30308

Class A-2 Noteholders

Bank of New York                        $  6,500        12.04%
925 Patterson Plank Road
Secaucus, NJ 07094

Chase Manhattan Bank                    $ 10,000        18.52%
4 New York Plaza - 13th Floor
New York, NY 10004

State Street Bank and                   $ 37,500        69.44%
  Trust Company
Global Corp. Action Dept.
P. O. Box 1631
Boston, MA 02105-1631

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
                                             Amount Owned

                                        All dollar amounts are
                                             in thousands

Name and Address                        Principal      Percent

Class A-3 Noteholders

Bank of New York                        $ 10,000         6.99%
925 Patterson Plank Road
Secaucus, NJ 07094

Bankers Trust Company                   $ 11,500         8.08%
c/o BT Services Tennessee Inc.
648 Grassmere Park Drive
Nashville, TN  37211

Boston Safe Deposit and                 $ 70,000        48.95%
  Trust Company
c/o Mellon Bank N.A.
Three Mellon Bank Center
Pittsburgh, PA 15259

Citibank, N.A.                          $ 20,000        13.99%
P. O. Box 30576
Tampa, FL 33630-3576

NBD Bank                                $ 18,000        12.59%
611 Woodward Avenue
Detroit, MI 48226

Class A-4 Noteholders

The Bank of New York --                 $ 15,000        18.56%
Banco Di Napoli
One Wall Street
New York, NY 10286

Boston Safe Deposit and                 $ 20,000        24.74%
  Trust Company
c/o Mellon Bank N.A.
Three Mellon Bank Center
Pittsburgh, PA 15259

Chase Manhattan Bank                    $ 30,832        38.14%
4 New York Plaza - 13th Floor
New York, NY 10004

Republic National Bank of               $ 10,000        12.37%
  New York Investment Account
One Hanson Place, Lower Level
Brooklyn, NY 11243
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

                                             Amount Owned

                                        All dollar amounts are
                                             in thousands

Name and Address                        Principal      Percent



Class A-5 Noteholder

Bank of New York                        $100,000       100.00%
925 Patterson Plank Road
Secaucus, NJ 07094


Class B-1 Noteholders

First Union National Bank               $ 87,303        87.92%
1525 West W. T.
Harris Blvd.
Charlotte, NC 28288

Norwest Bank Minnesota,                 $  5,100         5.14%
  National Association
733 Marquette Avenue
Minneapolis, MN 55479-0056



Item 13.  Certain Relationships and Related Transactions.

          None or Not Applicable.

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PART IV

Item 14.  Exhibits, Financial Statement Schedules, and Reports on
          Form 8-K.

          (a) List the following documents filed as a part of the report:

               (1)  Financial Statements

                    Not Applicable.

               (2)  Financial Statement Schedules

                    Not Applicable.

               (3) The Master Servicer is obligated to prepare an Annual Statement to Noteholders for the year ended December 31, 1998, and Independent Public Accountants are required to prepare an Annual Servicing Report pertaining to the compliance of the Master Servicer with its servicing obligations pursuant to the Agreement. Copies of said documents are or will be filed as exhibits to this Form 10-k when they are available.

          (b) The Registrant filed the following current reports on Form 8-K for the fourth quarter of 1998:

               Date of Reports               Items Covered

               March 18, 1999      Item 7 -- Statement to
                                   Noteholders with respect
                                   to distribution made on
                                   December 17, 1998.

          (c)  Exhibit 99.  Copy of Annual Statement to
               Noteholders for the year 1998.

          (d)  Not Applicable.


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SIGNATURES




     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Master Servicer has duly caused this report to be signed on behalf of the Household Automobile Revolving Trust I, Series 1998-1 by the undersigned, thereunto duly authorized.




                               HOUSEHOLD FINANCE CORPORATION,
                         as Master Servicer of and on behalf of the

                          HOUSEHOLD AUTOMOBILE REVOLVING TRUST I,
                                        SERIES 1998-1
                                         (Registrant)




Date:  March 23, 1999         By: /s/ P. D. Schwartz
                                 P. D. Schwartz
                                 Authorized Representative

















U:\WP\HFS088\10K\auto
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Exhibit Index

Exhibit No.    Exhibit                                 Page No.

99             Copy of Annual Statement to
               Noteholders for the year
               ended December 31, 1998.

                                                          EXHIBIT 99

               ANNUAL STATEMENT TO NOTEHOLDERS


                  1998

Household Finance Corporation
Household Auto Receivables Corporation
Household Automobile Revolving Trust I

Original Principal Class A
   Class A-1
                                                     139,370,000
   Class A-2
                                                      54,000,000
   Class A-3
                                                     143,000,000
   Class A-4
                                                      80,832,000
   Class A-5
                                                     100,000,000
Number of Class A Bonds (000's)
   Class A-1
                                                         139,370
   Class A-2
                                                          54,000
   Class A-3
                                                         143,000
   Class A-4
                                                          80,832
   Class A-5
                                                         100,000
Original Principal Class B
   Class B-1
                                                   99,303,000.00
   Class B-2
                                                   94,338,000.00
Number of Class B Bonds (000's)
   Class B-1
                                                          99,303
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   Class B-2
                                                          94,338
Original Principal Class C
   Class C
                                                   60,823,000.00
Number of Class C Bonds (000's)
   Class C
                                                          60,823


Distribution Date                                       12/17/98
Days                                                          14

CLASS A
Beginning Class A-1 Principal Balance             139,370,000.00
Beginning Class A-1 Principal Factor                      16.84%
Principal Distribution                             11,482,987.29
Principal Payment Factor (per 1,000 Bond)              82.392102

Ending Class A-1 Principal Balance                127,887,012.71
Ending Class A-1 Principal Factor                         15.70%

Class A-1 Interest Distribution                       288,883.04
Class A-1 Interest Payment Factor (per                  2.072778
1,000 Bond)

Beginning Class A-2 Principal Balance              54,000,000.00
Beginning Class A-2 Principal Factor                       6.53%
Principal Distribution                                      0.00
Principal Payment Factor (per 1,000 Bond)               0.000000

Ending Class A-2 Principal Balance                 54,000,000.00
Ending Class A-2 Principal Factor                          6.63%

Class A-2 Interest Distribution                       115,794.00
Class A-2 Interest Payment Factor (per                  2.144333
1,000 Bond)

Beginning Class A-3 Principal Balance             143,000,000.00
Beginning Class A-3 Principal Factor                      17.28%
Principal Distribution                                      0.00
Principal Payment Factor (per 1,000 Bond)               0.000000
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Ending Class A-3 Principal Balance                143,000,000.00
Ending Class A-3 Principal Factor                         17.56%

Class A-3 Interest Distribution                       337,872.54
Class A-3 Interest Payment Factor (per                  2.362745
1,000 Bond)

Beginning Class A-4 Principal Balance              80,832,000.00
Beginning Class A-4 Principal Factor                       9.77%
Principal Distribution                                      0.00
Principal Payment Factor (per 1,000 Bond)               0.000000

Ending Class A-4 Principal Balance                 80,832,000.00
Ending Class A-4 Principal Factor                          9.92%

Class A-4 Interest Distribution                       192,557.14
Class A-4 Interest Payment Factor (per                  2.382189
1,000 Bond)

Beginning Class A-5 Principal Balance             100,000,000.00
Beginning Class A-5 Principal Factor                      12.08%
Principal Distribution                              1,578,363.77
Principal Payment Factor (per 1,000 Bond)              15.783638

Ending Class A-5 Principal Balance                 98,421,636.23
Ending Class A-5 Principal Factor                         12.08%

Class A-5 Interest Distribution                       219,722.22
Class A-5 Interest Payment Factor (per                  2.197222
1,000 Bond)

CLASS B
Beginning Class B-1 Principal Balance              99,303,000.00
Beginning Class B-1 Principal Factor                      12.00%
Principal Distribution                                      0.00
Principal Payment Factor (per 1,000 Bond)               0.000000

Ending Class B-1 Principal Balance                 99,303,000.00
Ending Class B-1 Principal Factor                         12.19%

Class B-1 Interest Distribution                       243,292.35
Class B-1 Interest Payment Factor (per                  2.450000
1,000 Bond)

Beginning Class B-2 Principal Balance              94,338,000.00
Beginning Class B-2 Principal Factor                      11.40%
Principal Distribution                                      0.00
Principal Payment Factor (per 1,000 Bond)               0.000000

Ending Class B-2 Principal Balance                 94,338,000.00
Ending Class B-2 Principal Factor                         11.58%

Class B-2 Interest Distribution                       234,796.80
Class B-2 Interest Payment Factor (per                  2.488889
1,000 Bond)

CLASS C
Beginning Class C Principal Balance
                                                   60,823,000.00
Beginning Class C Principal Factor                         7.35%
Principal Distribution                                      0.00
Principal Payment Factor (per 1,000 Bond)               0.000000

Ending Class C Principal Balance                   60,823,000.00
Ending Class C Principal Factor                            7.47%
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Class C Interest Distribution
                                                      153,747.03
Class C Interest Payment Factor (per                    2.527778
1,000 Bond)